November 26, 2008



Securities and Exchange Commission
100 F Street N.E.
Washington, DC 20549-7561


Dear Sir/Madam:

We have read the Exhibit to Sub Item 77K of Old
Mutual Emerging Managers Institutional Fund, LLC
Form N-SAR dated November 26, 2008 and we agree with the statement therein.

Very truly
yours,



Anchin,
Block &
Anchin LLP